                                   SCHEDULE 14A INFORMATION

                                Proxy Statement
                        Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                           Jerry's Famous Deli, Inc.
_______________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)      Title of each class of securities to which transaction
                 applies:
                 _______________________________________________________________

         2)      Aggregate number of securities to which transaction applies:
                 _______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
                 _______________________________________________________________

         4)      Proposed maximum aggregate value of transaction:
                 _______________________________________________________________

         5)      Total fee paid:
                 _______________________________________________________________

                 *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 _______________________________________________________________

         2)      Form, Schedule or Registration Statement No.:
                 _______________________________________________________________

         3)      Filing Party:
                 _______________________________________________________________

         4)      Date Filed:
                 _______________________________________________________________

                           JERRY'S FAMOUS DELI, INC.
                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1997



TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Jerry's Famous Deli, Inc. (the "Annual Meeting") will be held at the Jerry's Famous Deli, Inc. restaurant located at 10923-10925 Weyburn Avenue, Los Angeles, California 90024, on May 27, 1997 at 10:00 a.m. Pacific Standard Time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

         (1) To elect six members to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualify.

         (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending December 31, 1997.

         (3) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 18, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

         All shareholders are invited to attend the Annual Meeting in person.

                                              By Order of the Board of Directors


                                              Isaac Starkman
                                              Chief Executive Officer
Studio City, California
April 27, 1997




                                   IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                           JERRY'S FAMOUS DELI, INC.
                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604
                                (818) 766-8311

                                PROXY STATEMENT
                     Approximate date proxy material first
                     sent to shareholders:  April 27, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING


         The enclosed proxy is solicited by and on behalf of the Board of Directors of Jerry's Famous Deli, Inc. (the "Company") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") and adjournments thereof to be held on May 27, 1997 at the Westwood Jerry's Famous Deli restaurant located at 10923-10925 Weyburn Avenue, Los Angeles, California 90024, at 10:00 a.m., Pacific Standard Time.

         Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all six of the nominee-directors specified herein and FOR the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for fiscal year 1997, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

         Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of Coopers & Lybrand L.L.P. will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the quorum required for the Annual Meeting.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

         Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person.

                          SHAREHOLDERS' VOTING RIGHTS

         Only holders of record of the Company's Common Stock, no par value ("Common Stock"), at the close of business on April 18, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 14,210,155 shares of Common Stock outstanding, with one vote per share.

         With respect to election of directors, assuming a quorum is present, the six candidates receiving the highest number of votes are elected. See "Nomination and Election of Directors; Cumulative Voting." To ratify the appointment of Coopers & Lybrand L.L.P., assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.




                                                             Shares Beneficially Owned(1)
                                                 -------------------------------------------------------
 Name(s) and Address(2)                          Number of Shares                 Percentage of Class(3)
 ----------------------                          ----------------                 ---------------------
 Isaac and Carolyn Starkman (4)  . .                  6,335,000                           44.72%

 Guy Starkman(5)   . . . . . . . . .                    200,000                            1.40%

 Jason Starkman(6)   . . . . . . . .                    200,000                            1.40%

 Paul Gray(7)  . . . . . . . . . . .                      2,500                            *

 Stanley Schneider(8)  . . . . . . .                      2,500                            *

 Kenneth J. Abdalla(9)                                3,986,405                           27.93%

 All Directors and executive officers                10,741,456                           74.62%
    as a group (8 persons) . . . . .

___________________________
*        Less than 1%

(1) The persons named in the table, to the Company's knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder. Shares of Common Stock which a person has the right to acquire within 60 days are deemed beneficially owned by that person.

(2) The shareholders' address is at the Company's principal executive offices at 12711 Ventura Boulevard, Suite 400, Studio City, California 91604.

(3) Shares of Common Stock which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person.

(4) All shares are held of record in The Starkman Family Trust, a revocable trust of which Isaac Starkman and his wife, Carolyn Starkman, are the Trustees. Guy and Jason Starkman are potential beneficiaries under this trust.

(5) Consists of 150,000 shares of Common Stock and currently exercisable stock options for 50,000 shares of Common Stock.

(6) Consists of 150,000 shares of Common Stock and currently exercisable stock options for 50,000 shares of Common Stock.

(7)      Consists of currently exercisable options for 2,500 shares.

(8)      Consists of currently exercisable options for 2,500 shares.

(9) Consists of 1,837,649 shares of Common Stock held by Yucaipa Waterton Deli Investors, LLC, 1,883,756 shares of Common Stock held by Jerry's Investors, LLC, currently exercisable warrants for 65,000 shares of Common Stock held by Waterton Management LLC, and 200,000 shares of Common Stock which the Company has committed to issue to Kenneth J. Abdalla.

         The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

            NOMINATION AND ELECTION OF DIRECTORS; CUMULATIVE VOTING

         The Company's directors are to be elected at each annual meeting of shareholders. At this Annual Meeting, six directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by and all currently serve as members of the Board of Directors of the Company.

         In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

         The six nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

         The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):


NOMINEE(1)                                PRINCIPAL OCCUPATION                                           AGE
------------------------------------------------------------------------------------------------------------
Isaac Starkman                            Chairman of the Board, Chief Executive Officer                  59
                                          and Secretary of the Company

Guy Starkman                              Director of Operations and Vice-President of the Company        26

Jason Starkman                            Management Information Systems Director

                                             and Vice-President of the Company                            23

Paul Gray                                 President and Tax Partner of Brenner, Leavitt
                                             & Gray                                                       41

Stanley Schneider                         Managing Partner of Gursey, Schneider & Co.                     61

Kenneth J. Abdalla                        President of the Company and managing                           33
                                          member of Waterton Management, LLC
-----------------------------------

(1) The Executive Committee of the Board of Directors acts as the Nominating Committee of the Board of Directors. The nominees for election as directors at this Annual Meeting were selected by the Executive Committee of the Board of Directors of the Company.

         Mr. Isaac Starkman founded Jerry's Famous Deli in 1978 with his then partner, Jerry Seidman, whose interest Mr. Starkman purchased in 1984. Mr. Starkman has been Chief Executive Officer of the Company since February 1984. He has been the Chairman of the Board of Directors of the Company since the creation of the position in January 1995 and a director of the Company since 1978. Mr. Starkman maintains a direct involvement in the day-to-day operations of the Company and is the primary architect of the Company's expansion program. In 1971, Mr. Starkman founded Aquarius Concession Co., a national theater concessionaire (whose headquarters are in New York) which he still partially owns. Mr. Starkman began his career in the food services industry in 1965 as a field manager for Ogden Foods. Mr. Starkman was born and raised in Israel where he served as a Lieutenant in the Israeli Defense Force.

         Mr. Guy Starkman has been involved with the general operations of the Company since 1987. He became employed by the Company on a full-time basis in 1989, and has been a director of the Company since January 1995. He has been a Director of Operations since 1989 and Vice- President of the Company since January of 1995. Mr. Starkman is generally responsible for the overall operations of the restaurants. Specifically, Mr. Starkman negotiates with vendors, reviews purchases at each restaurant, oversees the delivery fleet and participates in major personnel decisions. Mr. Starkman studied Business Administration at the University of Southern California. Guy Starkman is the son of Isaac Starkman.

         Mr. Jason Starkman has been involved with the general operations of the Company since 1989. He became employed by the Company on a full-time basis as Management Information Systems Director in June 1992, in which position he has been directly responsible for the automation of the Company's restaurant information systems. He has been a director and Vice-President of the Company since January 1995. Jason Starkman is the son of Isaac Starkman.

         Mr. Paul Gray became a director of the Company in January 1995. Mr. Gray co-founded Brenner, Leavitt & Gray, an accountancy corporation in Woodland Hills, California in 1988, where he is President and a Tax Partner. Prior to 1993, Brenner, Leavitt & Gray served as the Company's independent public accountants. Between 1980 and 1988, Mr. Gray was a staff accountant and a partner at Maidy, Biller, Frith- Smith & Brenner in Santa Monica, California. Between 1979 and 1980, Mr. Gray was a staff accountant at Grant Thornton in Newport Beach, California. Mr. Gray obtained a Bachelors and a Masters of Accounting at Brigham Young University in 1977 and 1978, respectively.

         Mr. Stanley Schneider became a director of the Company in June 1995. He is a founding member and the managing partner of Gursey, Schneider & Co. LLP, an independent public accounting firm founded in 1964 specializing in general accounting services, litigation support, audits, tax consulting and compliance as well as business management and management advisory services.
Mr. Schneider serves as a director of Perceptronics, Inc., a Woodland Hills, California based high-tech defense firm, American Recreation Centers Co., the largest publicly-owned bowling center company in the United States, Golden West Baseball Co., the former co-owner of the American League California Angels, Golden West Broadcasters, Inc., a broadcast media holding company, The Autry Museum of Western Heritage and P.A.T.H., an organization dedicated to helping the homeless in Los Angeles. Mr. Schneider obtained a Bachelor of Science degree in Accounting from the University of California at Los Angeles in 1958.

         Mr. Kenneth Abdalla became a director of the Company in December 1996. He is the founder and managing member of Waterton Management, LLC, a private investment firm established in July 1995. Mr. Abdalla also currently serves as a director of Xing Technology and GTI Telecom. Prior to July 1995, Mr. Abdalla was a Vice President at Salomon

Brothers, Inc., where he managed a team of professionals in the private investment department. Mr. Abdalla obtained a Bachelor of Science degree from the University of the Pacific in 1986.

         The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified. The Board of Directors may fill interim vacancies of directors. Each officer is elected by and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                         AND CERTAIN COMMITTEES THEREOF

         The business of the Company's Board of Directors is conducted through full meetings of the Board, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

         The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee consists of Paul Gray and Stanley Schneider. Mr. Gray is the Chairman of the Audit Committee. The Audit Committee held two meetings during 1996.

         The Stock Option Committee administers and determines appropriate awards under the Company's 1995 Stock Option Plan. See "Executive Compensation and Other Matters -- Stock Option Plan." The Stock Option Committee consists of Paul Gray and Stanley Schneider. Mr. Schneider is the Chairman of the Stock Option Committee. The Stock Option Committee held two meetings during 1996.

         The Executive Committee has the authority to act on behalf of the full Board of Directors in between meetings of the Board, except that the Executive Committee does not have the authority to amend the Company's Articles of Incorporation, as amended (the "Articles"), or the Bylaws of the Company, adopt an agreement of merger or consolidation, recommend to the shareholders a dissolution of the Company or a revocation of dissolution or remove or indemnify a director. To the extent authorized by the Board of Directors, the Executive Committee is also authorized to declare dividends of the Company and to issue shares of authorized and unissued Common Stock or any series of Preferred Stock of the Company. The Executive Committee also acts as the Nominating Committee to nominate officers and directors of the Company for election. The Executive Committee consists of Isaac Starkman, Guy Starkman and Jason Starkman. Isaac Starkman is the Chairman of the Executive Committee.
The Executive Committee held no meetings during 1996.

         There were six meetings of the Board of Directors of the Company during 1996. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during such period.

COMPENSATION OF BOARD OF DIRECTORS

   Fees.

         Prior to June 1995, directors had not received any cash compensation for serving on the Board of Directors. Beginning on such date, the Company began paying fees to its non-officer and non-employee directors for serving on the Board of Directors and for their attendance at Board and committee meetings. The Company pays each non-officer and non-employee director an annual fee of $1,000, plus $750 per board or committee meeting attended in person, $400 per telephonic board meeting over 30 minutes, $200 per telephonic board meeting under 30 minutes, $500 per committee meeting in person, $300 per telephonic committee meeting over 30 minutes, and $100 per telephonic committee meeting under 30 minutes.


Option Plan.

         For options granted to certain of the Company's directors pursuant to the Company's 1995 Stock Option Plan, see "Executive Compensation and Other Matters -- Stock Option Plan -- Options to Non-Employee Directors" and " -- Grant of Options."

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Pursuant to provisions of the California General Corporation Law (the "DGCL"), the Articles include a provision which limits the personal liability of a director to the Company and its shareholders for monetary damages to the fullest extent permissible under California law. Liability is not eliminated for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that such director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which such director derived an improper personal benefit or in which such director has a material financial interest, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions constituting an unexcused pattern of inattention to the director's duty to the Company or its shareholders, or (vi) unlawful distributions, loans or guarantees pursuant to Section 316 of the CGCL. The provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding the fact that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the Board of Directors of the Company.

         The Articles authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by California law. The Articles also authorize the Company to indemnify its officers, directors and agents for breach of duty to the Company and its shareholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise provided under California law, subject to certain limitations. The Company has entered into indemnification agreements with its non-employee directors whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Company or from an insurance company.

         The Company maintains a directors' and officers' liability policy insuring directors and officers of the Company.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS


EXECUTIVE COMPENSATION

   Summary Compensation Table

         The following table sets forth information concerning compensation of the Chief Executive Officer and the two most highly compensated executive officers of the Company other than the Chief Executive Officer whose salary and bonus compensation was at least $100,000 in the fiscal year ended December 31, 1996 (sometimes collectively referred to herein, with the Chief Executive Officer, as the "Named Executives"), for the fiscal years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE


                                                                                                                     Long Term
                                                                                                                    Compensation
                                                                               Annual Compensation(2)               -------------
 Name and                                                                ----------------------------------         Stock Options
 Principal Position(1)                                 Year                Salary                Bonus                (Shares)
 ------------------                                    ----                ------                -----                --------
 Isaac Starkman
 Chief Executive Officer                               1996               $390,000               $148,511(3)             -0-
 and Chairman of the                                   1995               $690,785               $    -0-                -0-
 Board . . . . . . . . . . . . . . . . . . . .         1994               $500,000(4)            $    -0-                -0-

 Guy Starkman                                          1996               $125,000               $ 47,600(5)          50,000
 Vice-President and                                    1995               $125,008               $    -0-            150,000
 Director of Operations                                1994               $ 82,150               $    -0-                -0-


 Ami Saffron                                           1996               $109,800                    -0-             22,500
 Vice President-                                       1995               $ 81,640                    -0-             20,000
 Development                                           1994               $ 78,000                    -0-                -0-


 Jason Starkman                                        1996               $ 90,000               $ 34,272(6)          50,000
 Vice-President and Director of Management             1995               $ 90,012                    -0-            150,000
 Information Systems                                   1994               $ 28,150                    -0-                -0-

__________________________

(1) No other executive officer received salary and bonuses in excess of $100,000 in 1996, 1995 or 1994.

(2) The amounts shown above do not include the value of perquisites and other personal benefits, including gasoline costs, car telephone costs, automobile insurance costs, health insurance for Mr. Isaac Starkman's spouse, salary for a personal secretary and personal accounting services which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the named executives.

(3) For the year ended December 31, 1996, Mr. Isaac Starkman received $148,511 of the $192,165 bonus to which he was entitled under his employment agreement, and waived the balance of such bonus.

(4) Does not include cash and noncash dividends from the Company to Mr. Starkman as the sole shareholder of an S corporation. See "Certain Transactions."

(5) For the year ended December 31, 1996, Mr. Guy Starkman received $47,600 of the $61,591 bonus to which he was entitled under his employment agreement, and waived the balance of such bonus.

(6) For the year ended December 31, 1996, Mr. Jason Starkman received $34,272 of the $44,346 bonus to which he was entitled under his employment agreement, and waived the balance of such bonus.

   Options

         OPTION GRANTS DURING 1996. The following sets forth information concerning the grant of stock options during the last fiscal year to the Named Executives under the Company's Stock Option Plan. See " -- Stock Option Plan." No options were granted in the last fiscal year to any of the other persons named in the Summary Compensation Table. On

January 22, 1997, all stock options granted in August and October of 1996 were canceled and reissued at an exercise price of $4.50 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                              Potential Realizable Value at
                                                                                              Assumed Annual Rates of Stock
                                                                                              Price Appreciation for Option
                           Individual Grants                                                               Term
                   --------------------------------                                           -----------------------------
    (a)                  (b)               (c)              (d)                 (e)                (f)               (g)

                       Number of         % of Total      Exercise
                      Securities         Options           or
                      Underlying        Granted to        Base
                   Options Granted     Employees in       Price
  Name                    (#)           Fiscal Year       $/Share        Expiration Date        5% ($)           10%($)
----------------   ---------------     ------------      ---------       ---------------      ----------      ------------

  Guy Starkman       50,000               19                     $9.99           Aug 2001     $79,326.70       $229,729.50
  Jason Starkman     50,000               19                     $9.99           Aug 2001     $79,326.70       $229,729.50
  Ami Saffron        22,500                8             15,000 / 9.00    15,000 Dec 2006     $ 84900.77       $215,155,23
                                                          7,500 / 4.69     7,500 Aug 2006     $22,121,37       $ 56,059.89

                 OPTION EXERCISES IN 1996 AND CURRENT OPTION VALUES. No options were exercised during the last fiscal year. The following table provides certain information concerning unexercised options held as of December 31, 1996, by the Named Executives who held options at the end of 1996:

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES



                                                                                          (d)                     (e)
                                                             Number of Securities Underlying             Value of Unexercised
                                                                       Unexercised                           In-the-Money
                                                                       Options at                             Options at
                                                                  December 31, 1996(#)                   December 31, 1996($)

          (a)                 (b)              (c)          Exercisable        Unexercisable         Exercisable       Unexercisable

                            Shares            Value
  Name                   Acquired Upon     Realized($)
                           Exercise
  Guy Starkman               -0-               -0-               50,000              150,000                  -0-               -0-


  Jason Starkman             -0-               -0-               50,000              150,000                  -0-               -0-

  Ami Saffron                -0-               -0-                6,667               35,833                  -0-               -0-

   Employment Agreements

         The Company entered into an employment agreement with Isaac Starkman, commencing June 1, 1995 and ending June 1, 1997. The Company assigned the employment agreement to JFD, Inc., a newly formed subsidiary wholly-owned the Company, effective September 1, 1995. See "Certain Relationships and Related Transactions -- Employment of Managing Officers." Pursuant to such agreement, Mr. Starkman is required to devote a substantial majority of his time to the Company as its Chief Executive Officer. Mr. Starkman's base salary was $800,000 per year from January 1, 1995 through October 27, 1995, when it was reduced to $390,000 per year. He is also entitled to a bonus in an amount equal to a percentage of his base salary, determined as the percentage of growth of the Company's annual earnings before interest, taxes, depreciation and amortization ("EBITDA") for the most recently ended fiscal year as compared with the Company's annual EBITDA for the fiscal year immediately prior to the most recently ended fiscal year. The agreement is terminable for: (i) fraud, embezzlement or personal dishonesty against the Company; (ii) conviction of a felony; (iii) willful misconduct or gross negligence in connection with his service to the Company; (iv) mutual agreement between Mr. Starkman and the Company; or
(v) death or physical or mental disability which results in the inability of Mr. Starkman to perform the required services for three consecutive months.
Mr. Starkman is authorized to continue his historic involvement with certain concession and souvenir businesses in New York and other business ventures in which he currently has an ownership interest. Mr. Starkman is also authorized to participate in existing family businesses, to the extent such participation does not interfere with the performance of his duties for the Company.

         The Company entered into employment agreements with each of Guy and Jason Starkman, commencing June 1, 1995 and ending June 1, 1998. The Company assigned the employment agreements to JFD, Inc., a wholly-owned subsidiary of the Company, effective September 1, 1995. See "Certain Transactions -- Employment of Managing Officers." Each of Guy and Jason Starkman is required to devote his full time to the Company in the positions of Vice-President and Director of Operations and Vice-President and Management Information Systems Director, respectively. Guy Starkman earns a base salary of $125,000 per year,
and Jason Starkman earns a base salary of $90,000 per year.   In addition, each
of them is entitled to an annual bonus in an amount equal to a percentage of his base salary, which percentage shall be determined as the percentage of growth of EBITDA for the most recently ended fiscal year over the fiscal year ended immediately prior to the most recently ended fiscal year. The total compensation payable to each of Guy or Jason Starkman may not exceed $250,000 per year during the term of the employment agreement. Events of termination are the same as under the employment agreement with Isaac Starkman described above. Guy and Jason Starkman are also authorized to participate in existing family businesses, to the extent such participation does not interfere with the performance of their duties for the Company.


STOCK OPTION PLAN

         1995 STOCK OPTION PLAN. The 1995 Jerry's Famous Deli, Inc. Stock Option Plan (the "1995 Plan"), adopted by the Company's shareholders on June 28, 1995, is designed to promote and advance the interests of the Company and its shareholders by (1) enabling the Company to attract, retain, and reward managerial and other key employees and non-employee directors, and (2) strengthening the mutuality of interests between participants in the 1995 Plan and the shareholders of the Company in its long term growth, profitability and financial success by offering stock options. The 1995 Plan was amended in October 1996 to reflect certain amendments adopted by the Securities and Exchange Commission to its Rule 16(b) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

         SUMMARY OF THE 1995 PLAN. The 1995 Plan empowers the Company to award or grant from time to time until December 31, 2004, to officers, directors and key employees of the Company and its subsidiaries, Incentive and Non-Qualified Stock Options (collectively, "Options") authorized by the Stock Option Committee of the Board of Directors (the "Committee") which administers the 1995 Plan.

         ADMINISTRATION. The 1995 Plan is administered by the Committee. The 1995 Plan provides that the Committee must consist of at least two directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Committee has the sole authority to construe and interpret the 1995 Plan, to make rules and procedures relating to the implementation of the 1995 Plan, to select participants, to establish the terms and conditions of Options and to grant Options, with broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Non-employee directors are not eligible to receive discretionary Options under the 1995 Plan.

         ELIGIBILITY CONDITIONS. All officers, directors, key employees and outside consultants of the Company and its subsidiaries and non- employee directors are eligible to receive Options under the 1995 Plan. Non-employee directors are only eligible to receive Non-Qualified Stock Options under the 1995 Plan. Except for Non-Qualified Stock Options granted to non-employee directors, the selection of recipients of, and the nature and size of, Options granted under the 1995 Plan will be wholly within the discretion of the Committee. Subject to specific formula provisions relating to the grant of options to non-employee directors and except with respect to the exercisability of Incentive Stock Options and the total shares available for option grants under the 1995 Plan, there is no limit on the number of shares of Common Stock or type of option in respect of which Options may be granted to or exercised by any person.

         SHARES SUBJECT TO 1995 PLAN. The maximum number of shares of Common Stock in respect of which Options may be granted under the Plan (the "Plan Maximum") is 2,000,000. For the purpose of computing the total number of shares of Common Stock available for Options under the 1995 Plan, the above limitations shall be reduced by the number of shares of Common Stock subject to issuance upon exercise or settlement of Options previously granted, determined at the date of the grant of such Options. However, if any Options previously granted are forfeited, terminated, settled in cash or exchanged for other Options or expire unexercised, the shares of Common Stock previously subject to such Options shall again be available for further grants under the 1995 Plan. The shares of Common Stock which may be issued to participants in the 1995 Plan upon exercise of an Option may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. No fractional shares may be issued under the 1995 Plan.

         The maximum number of shares of Common Stock issuable upon the exercise of Options granted under the 1995 Plan is subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company.

         TRANSFERABILITY. No Option granted under the 1995 Plan, and no right or interest therein, shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

         TERM, AMENDMENT AND TERMINATION. The 1995 Plan will terminate on December 31, 2004, except with respect to Options then outstanding. The Board of Directors of the Company may amend or terminate the 1995 Plan at any time, except that, to the extent restricted by Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule), the Board of Directors may not, without approval of the shareholders of the Company, make any amendment that would increase the total number of shares covered by the 1995 Plan, change the class of persons eligible to receive Options granted under the 1995 Plan, reduce the exercise price of Options granted under the 1995 Plan or extend the latest date upon which Options may be exercised.

         INCENTIVE STOCK OPTIONS. Options designated as Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), in respect of up to the Plan Maximum may be granted under the 1995 Plan. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any participant in the 1995 Plan during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). To the extent the fair market value of the shares for which options are designated as Incentive Stock Options that are first exercisable by any optionee during any calendar year exceed $100,000, the excess amount shall be treated as Non-Qualified Stock Options. Incentive Stock Options shall be exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Committee.

         NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options may be granted for such number of shares of Common Stock and will be exercisable for such period or periods as the Committee shall determine.

         OPTIONS TO NON-EMPLOYEE DIRECTORS. The 1995 Plan also provides for the grant of Options to non-employee directors of the Company who do not own more than a 1% interest in the outstanding Common Stock of the Company, without any action on the part of the Board or the Committee, only upon the terms and conditions set forth in the 1995 Plan. Each non-employee director shall automatically receive Non-Qualified Options to acquire 5,000 shares of Common Stock upon appointment, and shall receive Options to acquire an additional 2,000 shares of Common Stock for each additional year that the non-employee director continues to serve on the Board of Directors. Each Option shall become exercisable as to 50% of the shares of Common Stock subject to the Option on the first anniversary date of the grant and 50% on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the Option was granted, upon expiration of the 1995 Plan or three months after the optionee ceases to be a director of the Company. The exercise price of such Options shall be equal to 100% of the fair market value of the Common Stock subject to the Option on the date on which such Options are granted. Each Option shall be subject to the other provisions of the 1995 Plan.

         OPTION EXERCISE PRICES. The exercise price of any Option granted under the 1995 Plan shall be at least 100% of the fair market value of the Common Stock on the date of grant, except that the exercise price of any Option granted to any participant in the 1995 Plan who owns in excess of 10% of the outstanding voting stock of the Company shall be 110% of the fair market value of the Common Stock on the date of grant. Fair market value per share of Common Stock shall be determined as the closing price per share on the last trading day if the Common Stock is listed on an established stock exchange, or as the average of the closing bid and asked prices per share if the Common Stock is quoted by the Nasdaq National Market, or as the amount determined in good faith by the Committee if the Common Stock is neither listed for trading on an exchange or quoted by the Nasdaq National Market.

         EXERCISE OF OPTIONS. No Option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ or service of the Company. Options shall be exercisable upon the payment in full of the applicable option exercise price in cash or, if approved by the Committee, by instruction to a broker directing the broker to sell the Common Stock for which such Option is exercised and remit to the Company the aggregate exercise price of the Option or, in the discretion of the Plan Administrator, upon such terms as the Committee shall approve, in shares of the Common Stock then owned by the optionee (at the fair market value thereof at exercise date).

         GRANT OF OPTIONS. In addition to the Options for 5,000 shares of Common Stock granted to each of the Company's two non-employee directors who do not own more than 1% of the outstanding Common Stock, the Company has granted a total of 491,500 options to certain executive officers of the Company, at exercise prices ranging from $4.69 to $9.00 per share. Certain options for an aggregate of 178,500 shares granted in August and October of 1996 at exercise prices of $9.00 and $8.50 per share were replaced on January 22, 1997 with the same number of options at an exercise price of $4.50 per share. Options granted to Guy and Jason Starkman are exercisable at 110% of the fair market value of the stock on the date of grant of such options, and options to all other officers and employees are exercisable at 100% of such price. All Incentive Stock Options granted by the Company to date will be exercisable in three equal annual installments, beginning one year from the date of grant. See "-- Options -- Option Grants During 1996."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company, its controlling beneficial shareholders, Isaac Starkman and Kenneth J. Abdalla, and certain other officers and directors of the Company have engaged in numerous transactions as described below.

         AGREEMENTS WITH KENNETH J. ABDALLA AND AFFILIATES. On August 22, 1996, the Company entered an agreement with Waterton Management, LLC ("Waterton"), of which Kenneth J. Abdalla is managing director. Although Mr. Abdalla was not at that time affiliated with the Company, he became a director of the Company in December 1996, and was appointed President of the Company as of March 27, 1997. Under its agreement with Waterton, the Company granted Waterton an option to purchase a maximum of 19,000 Series A Preferred Shares of the Company at a purchase price of $1,000 per share and warrants exercisable at $1.00 for a maximum of 205,833 shares of Common Stock. On August 30, 1996, the Company completed the sale of 6,000 Series A Preferred Shares and a warrant for 65,000 shares to Yucaipa Waterton Deli Investors, LLC ("Yucaipa"). On November 8, 1996, the Company completed the sale of an additional 6,000 Series A Preferred Shares and a warrant for 65,000 shares to Jerry's Investors, LLC ("JILLC"). On December 11, 1996, Yucaipa converted 2,000 shares of Series A Preferred Shares into 516,812 shares of Common Stock. On January 14, 1997, Yucaipa and JILLC converted all of the 10,000 outstanding Series A Preferred Shares into Series B Preferred Shares, which were substantially identical to the Series A Preferred Shares except for a right to vote the Series B Preferred Shares. On March 6, 1997, Yucaipa exercised its warrant to purchase 65,000 shares of Common Stock. On March 27, 1997, Yucaipa and JILLC converted all of the 10,000 outstanding Series B Preferred Shares into 3,139,593 shares of Common Stock.

         Concurrently with the conversion of Series B Preferred Shares, the Company entered into a consulting agreement with Mr. Abdalla to act as the Company's President and to provide advice and consultation, with the assistance of Waterton, with respect to sites to be leased or purchased or other assets or entities to be acquired by the Company, through December 1, 1998. The Company agreed to pay Waterton a fee of $600,000 and to issue 200,000 shares of Common Stock to Mr. Abdalla for their services under the agreement.

         LEASES. The Company has entered into leases in Westwood (including a restaurant site and eight adjacent parking spaces) and West Hollywood (two parking lots) with The Starkman Family Partnership, an entity controlled by Isaac Starkman, the controlling beneficial shareholder of the Company. There is no assurance that these leases are as favorable to the Company as if they had been negotiated at arm's length. The leases were not negotiated at arm's length, and Mr. Starkman had a conflict of interest in negotiating these transactions. The extensions on these leases are to be at agreed upon rates. There is no assurance that any negotiated rates for extensions will be on the same terms as would have been available from an unaffiliated landlord, although all extensions will be submitted for approval by the independent directors of the Company and reviewed by an independent national or regional real estate evaluation firm or commercial leasing firm which must determine, in a written opinion, that the terms of the leases are at least as favorable as the Company could obtain from an unaffiliated third party. The Company had been paying a base rent to The Starkman Family Partnership of $16,000 per month on one portion of the Westwood site since July 1, 1993. From August 24, 1995, when The Starkman Family Partnership acquired the adjacent building which was combined with an existing site, until October 1, 1995, the Company paid a total of $31,000 per month for the combined Westwood sites. From October 1 through October 20, two-thirds of the rent payable at $50,000 per month was paid. Effective October 20, 1995, The Starkman Family Partnership agreed to roll back the rent to $35,000 per month. After the opening of the Westwood Restaurant in June 1996, the terms of the lease provide for rental payments equal to the higher of $35,000 or 8% of gross revenues of the restaurant. The total rent paid by the Company for the Westwood properties in 1996 was $420,000. The Starkman Family Partnership has granted the Company a two-year option to purchase both Westwood properties at the then current fair market value and a seven-year right of first refusal on all proposed sales of either or both properties.

         ENCINO RESTAURANT PARTNERSHIP. Jerry's Famous Deli in Encino is owned by JFD-Encino, a California limited partnership (the "Partnership"). The Company owns Jerry's Famous Deli, L.A., Inc. ("JFDLA"), a co-general partner of the Partnership. JFDLA was wholly-owned by Isaac Starkman, who on January 12, 1995 contributed the shares of JFDLA to the Company for no additional consideration. JFDLA owns 80% of the general partner interest in the Partnership. The other co-general partner, owning 20% of the general partners' interest in the Partnership, is Valley Deli, Inc., a California corporation, the principal shareholder of which is Robert Schenkman. The general partners receive an aggregate management fee equal to 3% of the gross revenues of the Encino restaurant. The general partners are also allocated 25% of all net profits, net losses, net gains and distributions of the Partnership until such time as the limited partners have received cash distributions equal to 100% of their contributed capital plus an amount equal to 10% per annum on their adjusted capital (generally, capital less prior distributions) (the "Preferred Return"). After the limited partners have received cash distributions equal to 100% of their initial contributed capital and cumulative Preferred Return, the general partners will be allocated 65% of all net profits, net gains and distributions. All management fees, net losses, net profits, net gains and distributions payable by the Partnership to the co-general partners are allocated to the co-general partners based upon their respective interests in the Partnership.

         The limited partners initially invested an aggregate of $980,000 in 1989 and received $677,838 in distributions as of April 10, 1996 (which covers Preferred Returns, but does not reduce the $980,000 in original contributed capital). Isaac and Carolyn Starkman borrowed $250,000 from Mechanics National Bank for additional improvement and refurbishment of the Encino restaurant, the debt service on which was paid by the Partnership. Service on this debt has limited cash available for distributions. The loan bore interest at 2% above prime rate, is payable in equal installments over five years, and was repaid in full as of December 31, 1995.

         On March 13, 1996, JFDLA made a tender offer to purchase up to 100% of the outstanding limited partnership units of the Partnership. If all of the units had tendered, JFDLA would have paid a total purchase price of $1,568,000, based upon management's estimated total value of $2,660,000 for the Encino restaurant. The Company concurrently made an offer to purchase all of the general partner's and management fee interest of the 20% general partner of the Partnership for a purchase price of $399,900, which required approval by a majority in interest of limited partners. The tender offer expired on April 13, 1996. Isaac Starkman, the principal shareholder of the Company, was the only limited partner who tendered his limited partner interest to JFDLA. As a result of its purchase of his interest, JFDLA now owns a 7.5% limited partner interest in JFD-Encino.

         ACQUISITION OF PIZZA BY THE POUND, INC. (JERRY'S FAMOUS PIZZA). On January 12, 1995, the Company acquired all the shares of Pizza by the Pound, Inc., which leased a 2,300 square foot pizza restaurant in Sherman Oaks, California, operated as Jerry's Famous Pizza. Pizza by the Pound, Inc. was owned by Isaac Starkman and Ami Saffron, an employee of the Company. On that date, Pizza by the Pound, Inc. had a negative net worth of $517,400. Mr. Starkman and Mr. Saffron contributed all of the stock of Pizza by the Pound, Inc. to the Company for no additional compensation to Mr. Starkman and $100 to Mr. Saffron. Jerry's Famous Pizza was not profitable (with an operating loss of approximately $162,000 for the year ended December 31, 1994 and $247,300 for the six months ended June 30, 1995) and Pizza by the Pound, Inc. had a negative net worth of approximately $517,400 and $764,724 as of December 31, 1994 and June 30, 1995, respectively and had an approximate $685,000 liability to Isaac Starkman, the controlling beneficial shareholder of the Company, prior to its acquisition by the Company. Included in the general and administrative expenses is the forgiveness of a debt of $41,800 owed by Pizza by the Pound, Inc. to Ami Saffron, a co-owner and employee of Pizza by the Pound, Inc. This debt in the amount of $41,800 represented Mr. Saffron's 1989 salary plus accrued interest and was forgiven, while the other co-owner, The Starkman Family Trust, continued to invest capital into Jerry's Famous Pizza in order to compensate for operating losses. The Company has since closed and discontinued this operation, effective at the close of business on June 25, 1995. The terms of the debt and its repayment to Isaac Starkman are described below. See "-- Distribution in Connection With Termination of Subchapter S Status of JFD and Reorganization of Debt."

         MARINA DEL REY PURCHASE. Management of the Company determined in March 1996 that it would be beneficial for the Company to acquire the property that is the site of its Marina del Rey restaurant, which the Company had been leasing from the owner thereof (the "Marina Landlord"), because the Marina Landlord offered to provide financing in connection with the purchase, which management could not assure would be available when the lease term expired. On March 27, 1996, the Company purchased the Marina del Rey property from the Marina Landlord for a total purchase price of $3,963,510, paid $713,510 in cash and $3,250,000 in the form of a collateralized promissory note payable to the Marina Landlord. The note payable to the Marina Landlord provides for interest only payments for five years at 9% per annum, and for principal and accrued interest to be paid in full on March 27, 2001. In connection with the purchase, the Company paid a $1,130,000 debt owed to its principal shareholder, Isaac Starkman, who in turn paid a $1,200,000 debt owed to the Marina Landlord, as required under the purchase agreement. See "-- Distribution in Connection With Termination of Subchapter S Status of JFD and Reorganization of Debt."

         DISTRIBUTION IN CONNECTION WITH TERMINATION OF SUBCHAPTER S STATUS OF JFD AND REORGANIZATION OF DEBT. As part of the termination of the Company's S corporation status, Isaac Starkman, the Company and Pizza by the Pound, Inc. entered into a series of transactions pursuant to which a subchapter S distribution was made to Mr. Starkman and certain obligations on the part of Mr. Starkman to the Company and certain obligations on the part of Pizza by the Pound, Inc. to Mr. Starkman were terminated. The following summarizes such transactions.

         A.      Debt.

                 At December 31, 1994 the following related party debt involving Isaac Starkman was outstanding:

                 1. Starkman Receivable. As of December 31, 1994, Isaac Starkman owed $804,948 to JFD for advances he had taken in 1994 in excess of salary amounts to which he was entitled (the "Starkman Receivable").

                 2. Debt to Starkman. Pizza by the Pound, Inc. owed Isaac Starkman approximately $685,000 (the "Pizza Debt") for advances by Mr. Starkman to Pizza by the Pound, Inc. made while Mr. Starkman was a 50% shareholder of Pizza by the Pound, Inc. prior to its acquisition by JFD on January 12, 1995, plus accrued interest on those advances at 10% per annum.

                 3. Starkman Debt Related to Rent on Marina del Rey Restaurant. Isaac Starkman had a personal note to the Marina Landlord for $1,200,000, bearing 10% annual interest and due October 1, 1997 (the "MDR First Note") and a second note for $350,000 bearing 9.5% annual interest and paid on December 15, 1995 (the "MDR Second Note") (collectively with the MDR First Note, the "MDR Landlord Debt").

         B.      Subchapter S Distribution.

                 For 1994 and prior years, JFD was taxed as an S corporation resulting in, among other things, its shareholder, Isaac Starkman, and not the Company, being subject to federal income taxation on any profits of the Company. As of December 31, 1994, Isaac Starkman was the sole shareholder of JFD and owed or paid federal income tax on an aggregate of approximately $1,600,000 of accumulated earnings of the Company as to which Mr. Starkman did not receive distributions. Mr. Starkman received a tax free distribution of that portion of the undistributed earnings equal to the Starkman Receivable on December 31, 1994 and the balance of the undistributed earnings were paid to him between January 1st and January 10th, 1995 (collectively, the "Subchapter S Distribution"). Mr. Starkman, however, received the Subchapter S Distribution in the form of debt as described below. On January 10, 1995, JFD terminated its election to be taxed as an S corporation. Isaac Starkman is responsible for a portion of the Company's federal income tax liability for 1995 in connection with the Company's earnings for the ten days of January 1995 prior to the termination of the S corporation election. The amount of such tax liability was determined by closing the financial books of the Company as of January 31, 1995 and then allocating one-third of the tax liability for such period to Mr. Starkman.

         C.      Debt Creation, Transfer and Exchange.

                 Prior to the termination of the S corporation status as described above, the Company made the Subchapter S Distribution by canceling the Starkman Receivable and by giving Mr. Starkman a note in the principal amount of $795,052 (the "Starkman Note"), which principal amount equaled the difference between the Starkman Receivable and the Subchapter S Distribution. The Company then paid the Pizza Debt to Mr. Starkman by increasing the principal amount of the Starkman Note by approximately $685,000, which is the amount of the Pizza Debt, to a total of approximately $1,480,000. The terms of the Starkman Note were the same as the terms of the MDR Landlord Debt, using the terms of the MDR First Note for the first $1,200,000 and the terms of the MDR Second Note for the $280,000 balance. Effective March 31, 1995, the Starkman Note was modified to provide that $1,130,000 of the debt would be paid in accordance with the terms of the MDR First Note and the remaining $350,000 balance would be paid in accordance with the terms of the MDR Second Note. The $350,000 note was repaid on December 15, 1995, in accordance with its terms. The remaining $1,130,000 owed by the Company was paid in full in accordance with the terms of the purchase agreement for the Marina del Rey property. See "-- Marina del Rey Purchase."

                 The net result of the transactions was that (i) Isaac Starkman owed nothing to the Company, (ii) the Company and Pizza by the Pound, Inc. owed no debts to Mr. Starkman, other than the Starkman Note of $1,480,000 and (iii) the Subchapter S Distribution was effected.

                 In addition, beginning in 1995, the Company became a C corporation, liable for federal income taxes (as opposed to having all federal income taxes paid by the shareholder) and California state income taxes at a significantly higher rate than when it was an S corporation. Taxation as a C corporation will generally decrease net income of the Company going forward as a result of the income tax expense as compared to an S corporation.

         PRIVATE PLACEMENT. On March 15, 1995, the Company and The Starkman Family Trust completed a private placement of 1,056,250 shares of Common Stock to certain non-affiliated shareholders of the Company, all of whom were accredited investors at the time of such transaction, at a price of $4.00 per share of Common Stock. The Company placed 931,250 of the above 1,056,250 shares of Common Stock and The Starkman Family Trust placed 125,000 shares of the above 1,056,250 shares of Common Stock. The purchasers of shares of Common Stock in the private placement were granted registration rights enabling them to demand registration of such shares upon certain events, including a public offering of additional shares. Concurrently with the registration of shares in the Company's initial public offering, the Company registered the shares sold in the private placement, satisfying the registration rights applicable thereto.

         PUBLIC OFFERING. In connection with the Company's initial public offering, Isaac Starkman registered and sold 460,000 shares of Common Stock at a price of $6.00 per share.

         LEGAL SERVICES AGREEMENT. The Company has an arrangement for legal services with an attorney in Los Angeles for which, pursuant to a November 15, 1994 agreement, as amended on January 2, 1995, he was to be paid $100,000 in cash to assist the Company regarding various legal matters (including restructuring and positioning the Company for additional financing). In connection with such arrangement, on January 9, 1995, the Company issued 40,000 shares of Common Stock in lieu of the above-referenced consideration for legal services. The attorney granted an option to Isaac Starkman to purchase his 40,000 shares of Common Stock on June 30, 1996 for $500 if by that time certain conditions have not been met. The close of the Company's initial public offering satisfied those conditions, terminating the option to Mr. Starkman.

         EMPLOYMENT OF MANAGING OFFICERS. The Company's headquarters staff currently numbers seventeen employees, all of which were employed by Isaac's, Inc., a corporation wholly-owned by Isaac Starkman, until September 1, 1995, when they were transferred to JFD, Inc., a wholly-owned subsidiary of the Company formed in June 1995. All employment-related expenses of JFD, Inc. with respect to the headquarters staff are passed through, without mark-up or discount, to the Company. All employment-related expenses of Isaac's Inc. related to the Company were passed through, without mark-up or discount, by the Company. The total amount paid by the Company to Isaac's, Inc. for the fiscal years ended December 31, 1995 and 1994 were $747,155 and $718,170. Isaac's, Inc. has no other operating function, except for providing certain services of Isaac Starkman to a New York corporation unrelated to the Company's business.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1996, the Board of Directors of the Company determined compensation for the executive officers of the Company. Messrs. Isaac Starkman, Guy Starkman and Jason Starkman were executive officers and were on the Board of Directors in 1995 when the Employment Agreements between the Company and each of them were approved. The Board of Directors serves the function of a Compensation Committee for the Company.


             REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the performance graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

         The Board of Directors of the Company serves the function of a Compensation Committee. The Board will review the performance of the executive officers of the Company, and review the compensation programs for other key employees, including salary and cash bonus levels. The Stock Option Committee of the Board of Directors, consisting of Paul Gray and Stanley Schneider, reviews, authorizes and awards stock option grants pursuant to the 1995 Plan.

COMPENSATION POLICIES AND PHILOSOPHY

         The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and shareholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock options to achieve these objectives.

         The Board of Directors considers a number of factors which will include the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Board evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives. The Board also reviews the performance of each executive officer, including a review of his or her ability to meet individual performance objectives, demonstration of job knowledge and skills and the ability to work with others toward the achievement of the Company's goals.

COMPONENTS OF COMPENSATION

         Executive officer salaries are established in relation to a range of salaries for comparable positions in companies of comparable size and complexity. The Company seeks to pay salaries to executive officers that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In making its annual salary recommendations, the Board reviews the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executive officers' performance of their individual responsibilities.

         Executive officer cash bonuses are used to provide executive officers with financial incentives to meet annual performance targets of the Company. Performance targets and bonus recommendations for executives other than the Chief Executive Officer will be proposed by the Chief Executive Officer, reviewed and, when appropriate, will be revised and approved by the Board.

         The Board believes that equity ownership by executive officers provides incentive to build shareholder value and align the interests of
executive officers with the interests of shareholders.   Upon hiring executive
officers, the Stock Option Committee of the Board will typically recommend stock option grants to the officers under the 1995 Plan, subject to applicable vesting periods. Thereafter, the Stock Option Committee will consider awarding additional grants, usually on an annual basis, under the 1995 Plan. The Stock Option Committee believes that these additional annual grants will provide incentives for executive officers to remain with the Company. Options will be granted at the current market price of the Company's Common Stock and, consequently, will have value only if the price of the Company's Common Stock increases over the exercise price. The size of the initial grant will usually be determined based upon prior grants to executive officers. In determining the size of the periodic grants the Stock Option Committee will consider prior option grants to the executive officer, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

COMPENSATION OF THE PRINCIPAL EXECUTIVE OFFICERS

         The Board of Directors reviews the performance of the chief executive officer of the Company, as well as other executive officers of the Company, annually. In 1995, the Company entered into employment agreements with Isaac Starkman, the Chief Executive Officer of the Company, which provides an annual base salary of $390,000 with an annual bonus based on the performance of the Company, and with each of Guy and Jason Starkman, Vice-Presidents of the Company who also serve respectively as Director of Operations and Management Information Systems Director, which provide for an annual base salary of $125,000 and $90,000 respectively, with an annual bonus based on the performance of the Company; provided that the total salary payable to either Guy or Jason Starkman in any year shall not exceed $250,000. For the year ended December 31, 1996, Mr. Isaac Starkman was entitled to receive a bonus of $192,165 under the terms of his employment agreement, $148,511 of which was paid and $43,654 of which was waived by him. Mr. Guy Starkman was entitled to a bonus of $61,591, of which $34,272 was paid and $13,991 was waived by him. Mr. Jason Starkman was entitled to a bonus of $44,346, of which $47,600 was paid and $10,074 was waived. See "Executive Compensation and Other Matters -- Executive Compensation -- Employment Agreements."

                                                Respectfully submitted,

                                                Board of Directors:

                                                Isaac Starkman
                                                Guy Starkman
                                                Jason Starkman
                                                Paul Gray
                                                Stanley Schneider
                                                Kenneth Abdalla


                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market US Index and the S&P Restaurants Index for the period commencing on October 25, 1995 (the date trading of the Company's Common Stock commenced on the Nasdaq National Market) and ending on December 31, 1996. The data set forth below assumes the value of an investment in the Company's Common Stock and each Index was $100 on October 25, 1995.


                          COMPARISON OF TOTAL RETURN*
         SINCE THE INITIAL PUBLIC OFFERING OF JERRY'S FAMOUS DELI, INC.

                    Company          Stock Index       Industry Group Index
                    -------          -----------       --------------------

1989                  N/A
1990                  N/A
1991                  N/A
10/24/1995            100                 100                 100
1995                  138                 101                 115
1996                   77                 124                 114


*In calculating cumulative total shareholder return, reinvestment of dividends, if any, was assumed.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         Action is to be taken by the shareholders at the Annual Meeting with respect to the ratification of Coopers & Lybrand L.L.P. ("Coopers") as independent accountants for the Company for the fiscal year ending December 31, 1997. Coopers does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Coopers.

         The Board of Directors of the Company and its Audit Committee have approved Coopers as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

         Representatives of Coopers will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

         Notwithstanding the ratification by shareholders of the appointment of Coopers, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent accountants.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

         Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all filings were made on a timely basis.


                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the next annual meeting of shareholders, such proposal must be received at 12711 Ventura Boulevard, Suite 400, Studio City, California 91604, Attention: Corporate Secretary, no later than the close of business on December 27, 1997.

                                 ANNUAL REPORT

         The Company's Annual Report to Shareholders containing its financial statements for the fiscal year ended December 31, 1996, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

              REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

         ANY BENEFICIAL OWNER OF SECURITIES OF THE COMPANY WHOSE PROXY IS HEREBY SOLICITED MAY REQUEST AND RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS THERETO, BUT EXCLUDING EXHIBITS AND SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO: JERRY'S FAMOUS DELI, INC., 12711 VENTURA BOULEVARD, SUITE 400, STUDIO CITY, CALIFORNIA 91604, ATTENTION:
CORPORATE SECRETARY.

                                            By Order of the Board of Directors



                                            ISAAC STARKMAN
                                            Chief Executive Officer and
                                            Chairman of the Board

Studio City, California
April 27, 1997


SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           JERRY'S FAMOUS DELI, INC.
                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 27, 1997

THE UNDERSIGNED HEREBY APPOINTS ISAAC STARKMAN AND GUY STARKMAN AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM OR EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF JERRY'S FAMOUS DELI, INC. TO BE HELD AT 10:00 A.M. PACIFIC DAYLIGHT SAVINGS TIME, ON MAY 27, 1997, AT JERRY'S FAMOUS DELI, 10923-10925 WEYBURN AVENUE, WESTWOOD, CALIFORNIA, 90024 AND AT ANY ADJOURNMENT THEREOF AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS
FOLLOWS:

     (1)     ______ FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO CONTRARY
                    BELOW)

             ______ WITHHOLDING AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

                       ISAAC STARKMAN, GUY STARKMAN, JASON STARKMAN, PAUL GRAY, STANLEY SCHNEIDER, AND KENNETH ABDALLA.

              (INSTRUCTIONS:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE,
                         STRIKE THE NOMINEE'S NAME LISTED ABOVE.)

     (2) TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P., AS INDEPENDENT ACCOUNTANTS.

                       ______FOR        ______AGAINST    ______ABSTAIN

     (3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.



                 (Continued and to be Signed on the Other Side)

                         (Continued from Reverse Side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

         DATED:  ____________ ___, 1997



                                    ___________________________________________

                                    ___________________________________________
                                    SIGNATURE OF SHAREHOLDER

                                    ___________________________________________
                                    SIGNATURE(S) IF HELD JOINTLY


  THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON.  JOINT OWNERS
   SHOULD BOTH SIGN.  IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER
       PERSONS SIGNING IN REPRESENTATIVE CAPACITY, THEY SHOULD GIVE FULL TITLES.

 PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED
                                   ENVELOPE.